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                                                                    EXHIBIT 11.1


                                  UNIFY CORPORATION
                    STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                        (in thousands, except per share data)

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                                                                           Years Ended April 30,
                                                                  ---------------------------------------
                                                                   1997            1996           1995
                                                                  ---------     ---------      ---------

Net loss                                                         $ (11,755)     $    (938)     $    (479)
                                                                 ---------      ---------      ---------
                                                                 ---------      ---------      ---------

Shares used in computing net loss per share:
Weighted average shares of common stock outstanding                  4,092          1,297          1,328
Weighted average shares of redeemable preferred stock
  outstanding  (1)                                                   3,566          3,451          3,218
Staff Accounting Bulletin No. 83 grants and issuances                    -            579          1,093
                                                                 ---------      ---------      ---------
                                                                     7,658          5,327          5,639
                                                                 ---------      ---------      ---------
                                                                 ---------      ---------      ---------

Net loss per share                                               $   (1.53)     $   (0.18)     $  ( 0.08)
                                                                 ---------      ---------      ---------
                                                                 ---------      ---------      ---------

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(1) Computed using the as-if-converted method.


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